UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2022, GWG DLP Funding VI, LLC (“DLP VI”), a wholly owned subsidiary of GWG Holdings, Inc. (the “Company”), and National Founders LP (“National Founders”), entered into a Waiver and Amendment to Credit Agreement (the “Amendment”) to DLP VI’s existing Credit Agreement, dated as of August 11, 2021, between DLP VI, as borrower, and National Founders, as sole lender and administrative agent (the “DLP VI Credit Agreement”). The Amendment waived an event of default under the DLP VI Credit Agreement that had resulted due to insufficient funds in a reserve account established under the DLP VI Credit Agreement. The Amendment also provided for an additional advance by National Founders of $4.0 million, of which $1.0 million was used by DLP VI to pay an amendment fee to National Founders.

The Amendment also provides that a prepayment premium will be due and payable under the DLP VI Credit Agreement upon an acceleration of the loans thereunder, but the provision providing for such prepayment premium will not become effective unless National Founders or one of its affiliates makes an initial loan of at least $10.0 million under a debor-in-possession credit agreement with the Company and/or its subsidiary, GWG Life, LLC, and such provision will cease to be effective if a final order of an applicable bankruptcy court approving such debtor-in-possession facility is not entered due to National Founders or such affiliate being unable or unwilling to perform under such debtor-in-possession facility.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 4, 2022, the Company received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”).

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The Letter states that the Company is required to submit a plan to regain compliance with Rule 5250(c)(1) within 60 calendar days from the date of the Letter. If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-K to regain compliance.

On April 6, 2021, the Company issued a press release announcing its receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1†	Wavier and Amendment to Credit Agreement, dated as of March 31, 2022, between GWG DLP Funding VI, LLC and National Founders LP
99.1	Press Release issued April 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain confidential information has been excluded from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: April 6, 2022	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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